NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
BELMONT BANCORP.
April 16, 1996

To the Shareholders of BELMONT BANCORP.:

  The Annual Meeting of Shareholders of BELMONT BANCORP. will be held in the Belmont National Bank conference room at Belmont
National Bank, 980 National Road, Wheeling, West Virginia, on
Tuesday, April 16, 1996, at 1:00 p.m. for the following purposes:

  1. To elect five (5) persons as Directors to serve for a three-year term expiring at the annual shareholders' meeting in 1999.

  2. To consider and act upon a proposal to ratify the appointment of S. R. Snodgrass A.C. as independent auditors for the year ending December 31, 1996.

  3. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Only shareholders of record at the close of business on February 29, 1996, are entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. THUS, IF YOU ARE PRESENT AT THE MEETING AND SO REQUEST YOUR PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS.
JANE R. MARSH, Secretary
Bridgeport, Ohio
March 15, 1996

PROXY STATEMENT
OF
BELMONT BANCORP.

325 Main Street
Bridgeport, Ohio 43912

ANNUAL MEETING OF SHAREHOLDERS
April 16, 1996

  This Proxy Statement is furnished to the shareholders of Belmont Bancorp. in connection with the solicitation by the Board of Directors of Belmont Bancorp. (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on April 16, 1996, in the conference room of Belmont National Bank, 980 National Road, Wheeling, West Virginia, and any adjournment thereof. Shares represented by properly executed proxies received at the time of the meeting that have not been revoked will be voted at the meeting in the manner described in the proxies. Any proxy may be revoked any time before it is exercised.

  This Proxy Statement and the accompanying Proxy are being mailed to shareholders on March 15, 1996.

  The Board of Directors has fixed the close of business on February 29, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date 2,114,644 shares of Common Stock of the Corporation were outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote except in the election of Directors where shareholders are entitled to cumulate their votes. Cumulative voting permits each shareholder as many votes as shall equal the number of his shares of Common Stock multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for, as he may see fit.

  The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is borne by the Corporation. Proxies may be revoked by the shareholders who execute them at any time prior to the exercise thereof, by written notice to the Corporation or by announcement at the Shareholders' Meeting. Unless so revoked, the shares represented by all proxies will be voted by the persons named in the proxies at the Shareholders' Meeting and at all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

  The Board of Directors of the Corporation by resolution at its meeting on January 16, 1996, set the number of Directors at fourteen (14) members with five (5) members to be elected to the class which expires at the annual meeting in 1999. All nominees are currently Directors of the Corporation and its principal subsidiary, Belmont National Bank. Except for James R. Miller and Mary L. Holloway Haning, each nominee has continuously served in his principal occupation for the past five years.

  The following persons have been nominated for election to the Board of Directors to serve for a three-year term expiring at the annual shareholders' meeting in 1999:

                                             Common Stock
Name And                         Year First            % of
Principal Occupation        Age   Elected   Amount     Total

Mary L. Holloway Haning       40    1993    1,565 (1)   *
  Special Projects Coordinator,
  Plastic Surgery, Inc.
  (Sept. 1995-Present)
  Director of Admissions,
  Wheeling Country Day School
  (1987-June 1995)

Charles J. Kaiser, Jr.        46    1979    9,548 (2)   *
  Attorney, Partner, Phillips,
  Gardill, Kaiser & Altmeyer

Samuel A. Mumley (3)          64    1996      100       *
  Executive Secretary,
  Ohio Valley Athletic
  Conference

Thomas Olszowy                49    1993   15,066 (4)   *
  Independent Insurance Agent,
  Tom Olszowy Insurance Agency

Charles A. Wilson, Jr.        53    1973   21,816 (5) 1.03
  President,
  Wilson Funeral & Furniture Co.

Footnotes
1. This amount includes 1,024 shares held for the benefit of Mary L. Holloway Haning in trust in which Wesbanco Bank Wheeling is trustee.

2.   This amount includes 72 shares held in the name of Deborah
P. Kaiser, IRA, wife of Charles J. Kaiser, Jr., to which Mr. Kaiser disclaims any beneficial interest and 600 shares held in the name of Marchak Investment Co., a partnership, in which Mr. Kaiser is a general partner and holds a substantial beneficial interest.

3.   Samuel A. Mumley was appointed to the Board on February 20,
1996, to serve out the remainder of the term of William P.
Goddard who retired.

4. This amount includes 11,982 shares held in the names of Tom and Diana Olszowy joint tenants with right of survivorship in which Mr. Olszowy shares voting and investment power. This amount also includes 302 shares held in the name of Tom Olszowy, custodian for Dana Paul Olszowy, and 802 shares held in the name of Tom Olszowy, custodian for Jonathan T. Olszowy, to which Mr. Olszowy disclaims any beneficial interest.

5.   This amount includes 3,122 shares held in the name of Wilson
Funeral and Furniture Company of which Mr. Wilson is President, holds a substantial stock interest and has voting power.

*Denotes less than a 1% interest.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE
ABOVE NOMINEES TO THE BOARD OF DIRECTORS OF BELMONT BANCORP.

  In addition to the foregoing nominees, the following persons are presently serving as members of the Board of Directors:

Directors Whose Term of Office Will Expire at the Annual
Shareholders' Meeting in 1997

                                             Common Stock
Name And                         Year First            % of
Principal Occupation        Age   Elected   Amount     Total

John A. Belot                 53    1979   20,631 (6)   1.0
  President,
  Walden Industries, Inc.

Terrence A. Lee, CPA          46    1987    1,715 (7)    *
  Chairman, Belmont Bancorp.
  and Belmont National Bank;
  Partner, Lee, O'Connor &
  Associates

Dana J. Lewis                 52    1994   10,652        *
  President, Zanco
  Enterprises, Inc.
  New Philadelphia, Ohio;
  Owner/Operator of McDonald
  restaurants

W. Quay Mull, II              53    1984   12,594 (8)    *
  Chairman of the Board
  Mull Industries, Inc.

William Wallace               40    1991    9,614 (9)    *
  Executive Vice President &
  Chief Operating Officer,
  Belmont National Bank;
  Vice President, Belmont
  Bancorp.

Footnotes
6. This amount includes 6,324 shares held jointly by Terry L. Belot, wife of John A. Belot, and Jason Michael Belot, son of John A. Belot; 6,324 shares held jointly by Terry L. Belot and John A. Belot, Jr., son of John A. Belot; 5,500 shares held in the name of Jason Michael Belot; and 549 shares held in the name of John A. Belot, Jr. Mr. John A. Belot has retained voting rights with respect to these shares. This amount also includes 1,000 shares held in the name of Terry L. Belot, IRA, to which Mr. Belot disclaims any beneficial interest.

7.   This amount includes 12 shares held in the name of Terrence
A. Lee, Custodian for Katherine M. Lee, UOTMA; 12 shares held in the name of Terrence A. Lee, Custodian for Natalie A. Lee, UOTMA; and 12 shares held in the name of Terrence A. Lee, Custodian for Tara N. Lee, UOTMA; Mr. Lee's minor daughters. This amount does not include 21,084 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees for a trust dated February 2, 1991, to which Mr. Lee disclaims any beneficial interest.

8.   This amount includes 8,040 shares held in the name of Mull
Machine Company of which Mr. Mull is President and holds a substantial ownership interest.

9. This amount includes 2,576 shares held jointly with Christine Wallace, Mr. Wallace's wife, in which he shares voting and investment power; 2,038 shares held in the name of Christine Wallace, IRA, to which Mr. Wallace disclaims any beneficial interest; 444 shares held in the name of William Wallace as Custodian for Joseph J. Wallace, UWVTMA; 444 shares held in the name of William Wallace as Custodian for Lauren C. Wallace, UWVTMA; 412 shares held in the name of William Wallace as Custodian for Adrienne C. Wallace, UWVTMA; and 380 shares held in the name of William Wallace as Custodian for William J. Wallace, UWVTMA; Mr. Wallace's minor children.

Directors Whose Term of Office Will Expire at the Annual Shareholders' Meeting in 1998
                                              Common Stock
Name And                         Year First            % of
Principal Occupation        Age   Elected   Amount     Total

J. Vincent Ciroli, Jr.        50    1984    9,983       *
  President & Chief
  Executive Officer,
  Belmont Bancorp. and
  Belmont National Bank

John H. Goodman, II           51    1974   45,026 (10) 2.13
  Realtor, President
  Goodman Group, Inc.

Keith A. Sommer               55    1995    2,734       *
  Attorney, Partner, Sommer,
  Sollovan, Liberati &
  Shaheen

James R. Miller               53    1995      400       *
  Vice President &
  General Manager
  Joy Technologies Inc.,
  April 1992 - present
  Specialty Operations
  Manager,
  Westinghouse Electric,
  1970-1992


Footnotes
10. This amount includes 2,854 shares held in the name of Marylouise Goodman IRA, and 130 shares held in the name of Marylouise Goodman, wife of John H. Goodman, II, to which Mr. Goodman disclaims any beneficial interest. This amount also includes 21,084 shares held in the name of John H. Goodman, II and Terrence A. Lee, Trustees under a trust dated February 2, 1991, to which Mr. Goodman disclaims any beneficial interest. This amount also includes 1,605 shares held by John H. Goodman, II and J. Harvey Goodman, Trustees under a trust dated February 13, 1995 and 4,587 shares held by J. Harvey Goodman and John H. Goodman, II, Trustees under a trust dated April 26, 1995.

  As of February 29, 1996, the Directors and Officers of the
Corporation as a group beneficially owned 161,444 shares or 7.63 percent of the outstanding common stock of the Corporation.

Transactions with Directors and Officers

  Certain Directors and Executive Officers and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 1995. From time to time the law firm of Phillips, Gardill, Kaiser & Altmeyer, of which Charles J. Kaiser, Jr., a director of both the Corporation and the Bank, is a partner, has rendered legal services to the Corporation and the Bank. It is contemplated that this firm will be retained to perform legal services during the current year.

Meetings of the Board of Directors and Committees and Compensation of Members

  The Board of Directors of the Corporation met eight (8) times during the year 1995. Each member of the Board of Directors of the Corporation attended seventy-five percent (75%) or more of the total number of meetings of the Board and its committees of which they were members. The Board of Directors of Belmont National Bank met twelve (12 ) times during 1995. The Directors of the Corporation and the Bank are the same.

  The Board of Directors elects an Executive Committee annually. Messrs. Ciroli, Goodman, Kaiser, Lee, Mull, Olszowy and Wilson are members of the Executive Committee of both the Corporation and the Bank. Meetings of the Executive Committee are called to consider Corporation or Bank business which may arise between normally scheduled meetings or to consider in depth policies and make recommendations to the Board of Directors. The Executive Committee of the Bank met six (6) times during 1995.

  The Executive Committee of the Corporation also serves as a Nominating Committee. As such, the Committee seeks and recommends individuals for nomination as directors. The Nominating Committee will consider as prospective directors persons suggested to them by any shareholder.

  Messrs. Goodman, Kaiser, Lee, Miller, Mull and Olszowy are members of the Audit Committee of the Bank and the Corporation. The Audit Committee reviews the reports of the Bank's internal auditor, the reports of the Corporation's independent Certified Public Accountants, the adequacy of internal controls and procedures, and reports to the Board of Directors of the Corporation and the Bank. This Committee met five (5) times during 1995.

  The Bank also has a Trust Committee that met four (4) times in 1995 whose members are Ms. Haning and Messrs. Belot, Goddard,
Lewis, Sommer, Wallace,  Wilson and Logan B. Sturgeon.  The Trust
Committee of the Bank approves the operations of the Trust
Department and reports to the Board of Directors.

  Directors who are not employees of the Corporation or the Bank receive an annual retainer fee of Two Thousand Dollars, payable quarterly in arrears, plus an attendance fee of Two Hundred Dollars for each Bank or Committee Meeting attended. Also, Directors receive an attendance fee of One Hundred Dollars per regularly scheduled quarterly Bancorp. Meeting, not to exceed Four Hundred Dollars. During 1995, a total of $76,533.50 was paid to Directors.

  In addition to the fees paid to Directors, Mr. Richard G. Anderson and Mr. Wilbur L. Terhune, each of whom is a retired Chairman of the Board, received payments under a Deferred Compensation Plan adopted by the Board of Directors on December 15, 1983. Mr. Anderson received $2,747.04 and Mr. Terhune received $5,567.04 during 1995 under this plan. The Deferred Compensation Plan provided an early retirement benefit to covered individuals equal to eighty percent (80%) of a factor corresponding to the number of years the employee's early retirement date preceded his normal retirement date, multiplied by the employee's average compensation as defined under the Bank's retirement plan, minus the employee's monthly accrued benefit under the Bank's retirement plan on a straight life annuity basis. This amount is further reduced by the employee's primary social security benefit. Mr. Terhune's benefit is further reduced by a pension which he receives from a plan unrelated to the Corporation or the Bank.

EXECUTIVE COMPENSATION

  The Executive Committee without the executive officers serves as the Compensation Committee for Belmont National Bank. The officers of the Corporation are currently serving without compensation from Belmont Bancorp. They are, however, compensated by Belmont National Bank for services rendered as officers of the Bank. This Committee is responsible for setting compensation levels for the President and CEO, J. Vincent Ciroli, Jr.; the Executive Vice President and COO, William Wallace; and the Senior Vice President, Controller and Cashier, Jane R. Marsh. The Committee also consults with senior officers with respect to the compensation and benefits of other officers and employees of the Corporation.

Compensation Philosophy

  The Corporation bases different portions of its executive compensation program on differing measures of corporate performance. As a result, the Corporation's compensation program currently reflects the following themes:

     A material portion of compensation should be meaningfully related to corporate performance.

     Since the Corporation has chosen a senior executive team to manage the operations of the Corporation, bonus compensation for these senior executives should be based on team effort and performance of the Corporation as a whole.

     Bonus compensation should be related to the return on shareholders' equity and should be payable only if the shareholders have received a reasonable return on the equity.

     Compensation should play a critical role in attracting and retaining executives whom the Corporation deemsmost able to further its goals and,therefore, should be comparable to compensation paid by comparable peer organizations.

Summary Compensation Table

  For the year ended December 31, 1995, J. Vincent Ciroli, Jr.,
William Wallace and Jane R. Marsh were the only officers compensated in excess of $100,000. Their compensation is summarized in the following table:

Name and                                                   All Other
Principal Position      Year      Salary        Bonus     Compensation
J. Vincent Ciroli, Jr.  1995   $145,000.00   $116,000.00  $14,159.04
  President &           1994   $129,900.06    $88,181.00   $9,439.38
  Chief Executive       1993   $126,600.00    $41,143.00   $8,488.62
  Officer;
  Belmont Bancorp. and
  Belmont National Bank

William Wallace         1995   $105,000.00    $84,000.00  $11,162.44
  Vice President,       1994    $94,734.91    $64,303.00   $6,685.09
  Belmont Bancorp. and  1993    $92,365.56    $30,021.00   $5,703.84
  Executive Vice
  President & Chief
  Operating Officer,
  Belmont National Bank

Jane R. Marsh           1995    $58,000.02    $46,400.00  $6,097.44
  Secretary, Belmont    1994    $51,877.20    $35,212.00  $3,665.09
  Bancorp. and Senior   1993    $50,572.80    $16,437.00  $3,063.22
  Vice President,
  Controller,and
  Cashier, Belmont
  National Bank

Pay Mix and Measurement

  The Corporation's executive compensation program is based on three components, each of which is intended to serve the overall compensation philosophy.

Base Salary is targeted at the competitive median for peer banking organizations. In order to determine these amounts, the Committee utilizes the Sheshunoff tables, the Executive Studies Group (a division of Ben S. Cole Financial, Inc.), and the Bank Wage-Hour & Personnel Service. Salaries for the executive officers named in the Summary Compensation Table are reviewed by the Committee on an annual basis and may be increased or decreased at that time based on the Committee's agreement of how the management team and the respective individual contributes to the Corporation, as well as increases in median competitive pay levels.

Annual Bonus Incentives for executive officers are intended to reflect the Corporation's belief that management's contribution to corporate performance comes, in part, from maximizing the Corporation's return on common shareholders' equity.
Accordingly, the Board of Directors adopted an Executive Incentive Compensation Plan in 1989 to provide incentive compensation based upon the earnings of Belmont National Bank. Amounts paid under the Plan are included in the "Bonus" column in the Summary Compensation Table above. The individuals covered by the Plan are J. Vincent Ciroli, Jr., William Wallace and Jane R. Marsh. Since 1990, the formula for calculating the Executive Incentive Compensation Plan bonus was based upon the return on equity (ROE) achieved by Belmont National Bank. Twenty percent (20%) of earnings in excess of a selected rate of return on shareholders' equity as of the beginning of each year comprised the bonus pool. The selected rate of return on shareholders' equity is established annually by the Board of Directors. The bonus pool is allocated among the executive officers based upon the ratio of the participant's salary to total participants' salaries. For the year 1995, the formula was altered to correlate the return on equity base to ninety percent (90%) of the December 31, 1995, Uniform Bank Performance Report's calculation of net income as a percent of average total equity for the peer group of which the Bank is a part. Since the information will not be available until March of the following year, the bonus was calculated and paid based upon the September 1995 peer numbers and final adjustments made when the final information is received. Ninety percent of the peer group's
return on average equity at September 30, 1995 was 13.15%.   The
selected rates of return on beginning shareholders' equity was thirteen percent (13.00%) for 1994 and 1993. The Committee believes that this program provides an appropriate link between the Corporation's performance and the incentives paid to the executive officers. The return on equity goal is established by the Committee annually.

Other Compensation is provided so that the Corporation's overall benefits are comparable with other similar organizations so as to attract and retain competent management.

  The Bank has a Defined Contribution 401(k) Savings Plan which allows employees who work over 1,000 hours per year to defer up to 10% of their pre-tax salary to the Plan. The Bank matches fifty percent (50%) of the first four percent (4%) deferred. The Bank may also make voluntary contributions to the Plan. In 1995, the Bank paid $33,314.54 in matching funds and made a voluntary contribution of $131,515.05, or seven and one tenth percent (7 1/10%) of annual salary. In 1995, the profit sharing contribution attributed to Mr. Ciroli was $10,650.00; the matching funds contribution was $2,900.04. The profit sharing contribution paid for Mr. Wallace was $8,857.67; the matching funds contribution was $2,100.02. The profit sharing contribution paid for Mrs. Marsh was $4,850.32 and the matching funds contribution was $1,160.12. This compensation is included in the "All Other Compensation" column in the Summary Compensation Table above.

  The Bank provides reimbursement for club fees, membership dues and entertainment expenses for business use by Mr. Ciroli and Mr. Wallace. The Bank also provides Mr. Ciroli and Mr. Wallace with the use of a company car. Personal benefits from such expenditures are less than 10% of salary and bonus and, therefore, have been excluded from the Summary Compensation Table above.

  The Bank maintains a split-dollar life insurance plan for several of its officers. Under the plan, the Bank maintains ownership of all cash value in the insurance policies and a portion of the death benefits. The participant's named beneficiary is entitled to three times the participant's annual salary at his death. Annually, the participant recognizes taxable income to the extent of the assumed term cost of the coverage.
At the death of the participant, the Bank's share of the death benefit will be sufficient to recover all costs associated with the plan. For 1995, the amount of income attributable for a split-dollar insurance plan was $609.00, $204.75 and $87.00 for Mr. Ciroli, Mr. Wallace and Mrs. Marsh respectively. These amounts are included in the "All Other Compensation" column in the Summary Compensation Table above.

  The Corporation adopted a Supplemental Retirement Plan for the three executive officers at its meeting on January 18, 1994, and subsequently amended the plan on December 19, 1995, in order to augment the retirement benefits payable to these officers and make them more comparable to the benefits provided under the defined benefit plan which was terminated in 1990.  The persons covered under the plan are J. Vincent Ciroli, Jr., President and
Chief Executive Officer;  William Wallace, Vice President of the
Corporation and Executive Vice President and Chief Operating
Officer of the Bank; and Jane R. Marsh, Secretary of the
Corporation and Senior Vice President, Controller and Cashier of
the Bank.   Under the Plan the Corporation  credited the sum of
$163,000 to a book reserve account for the benefit of Mr. Ciroli, the sum of $19,000 for Mr. Wallace and the sum of $3,000 for Ms.
Marsh. The balance in the book reserve account will be invested as directed by the Board and distributed to the officer over a ten (10) year period following retirement.  The officer will bear the risk of earnings in the book reserve account.  Under the Plan the maximum amount that can be paid to Mr. Ciroli is $43,000 per annum; to Mr. Wallace $40,000 per annum; and to Ms. Marsh $11,250 per annum.  The supplemental retirement benefits may be forfeited if the employee is terminated for cause.
                         COMPENSATION COMMITTEE
                         John H. Goodman, II      Thomas Olszowy
                         Charles J. Kaiser, Jr.   W. Quay Mull, II
                         Terrence A. Lee          Charles A. Wilson, Jr.


Stock Price Performance Graph

  The following graph compares for each of the last five years ending December 31 the cumulative total return of the Corporation's Common Stock, All Nasdaq U.S. Stocks Index and SNL Securities' Index of Banks with Assets Size less than $500 million. The cumulative total return of the Corporation's Common Stock assumes $100 invested on December 31, 1990 and assumes reinvestment of dividends.

Belmont Bancorp. Stock Price Performance
                                       SNL SECURITIES'
                                       INDEX OF BANKS WITH      ALL NASDAQ U.S.
                    BELMONT BANCORP.   ASSETS LESS THAN $500M   STOCKS

MEASUREMENT POINT-
12/31/90             $100.00           $100.00                  $100.00
YEAR ENDED 12/31/91   104.70            138.00                   160.56
YEAR ENDED 12/31/92   114.73            194.18                   186.86
YEAR ENDED 12/31/93   125.43            226.91                   214.51
YEAR ENDED 12/31/94   234.90            230.34                   209.68
YEAR ENDED 12/31/95   439.46            297.62                   296.30


PROPOSAL NUMBER 2:  SELECTION OF AUDITORS

  The Board of Directors has retained S.R. Snodgrass A.C. as independent auditors for both the Corporation and the Bank for the year ending December 31, 1996. There will be presented to the shareholders at the Annual Meeting a proposal that this selection be ratified by the shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THIS SELECTION BE SO RATIFIED. The services rendered by S.R. Snodgrass A.C. during the year 1995 involved auditing services primarily and consisted of the examination of the financial statements of the Corporation and its subsidiaries, principally the Bank. It is expected that a representative of the accounting firm will be present at the shareholders' meeting. Such representative will be given the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from the shareholders who are present.

Compliance with Section 16(a) of the Securities Exchange Act of
1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the two fiscal years ended December 31, 1995, all section 16(a) filing requirements applicable to the Corporation's officers, directors, and greater than 10% beneficial owners were complied with.

Other Matters

  As of the date of this Proxy Statement, the Board of Directors and Management were unaware of any matters not referred to in this proxy statement for action at the meeting. If any other business comes before the meeting, the persons named in the proxy will have the authority to vote the shares represented by them in accordance with their best judgment.

Method and Cost of Solicitation

  The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees and Directors of the Corporation and the Bank without any additional remuneration and at minimal cost. Management intends to request banks, brokerage houses, custodians, nominees, and fiduciaries to obtain authorization for the execution of proxies. The Corporation will bear the entire cost of soliciting proxies.

Shareholder Proposals for Next Year's Annual Meeting

  Proposals which shareholders intend to present at next year's annual meeting, now scheduled to be held on April 15, 1997, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing no later than November 8, 1996. A proponent may submit a maximum of two proposals of not more than 300 words each for inclusion in the proxy material. At the time of the submission of the proposal, a shareholder may also submit a written statement of not more than 200 words in support thereof for inclusion in the proxy material for the meeting, if requested by the proponent, in the event that the proposal is opposed by the Corporation. When submitted to the Corporation, a proposal should be accompanied by a written notice of the proponent's intention to appear personally at the meeting for the purpose of presenting the proposal for action.

Bridgeport, Ohio                           BY ORDER OF THE BOARD
March 15, 1996                             OF DIRECTORS
                                           J. VINCENT CIROLI, JR.,
                                           PRESIDENT & CEO

APPENDIX A

PROXY

BELMONT BANCORP., BRIDGEPORT, OHIO
ANNUAL MEETING OF SHAREHOLDERS
APRIL 16, 1996

      KNOW ALL MEN BY THESE PRESENT that I the undersigned Shareholder of BELMONT BANCORP. do hereby nominate, constitute and appoint David L. Barnes and Kelley Archer, or either of them, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the Common Stock of said Corporation standing in my name at the Annual Meeting of its Shareholders to be held at Belmont National Bank, 980 National Road, Wheeling, West Virginia, on April 16, 1996, at 1:00 P.M., or at any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them to serve a three-year term expiring at the annual shareholders' meeting in 1999:

               Mary L. Holloway Haning       Thomas Olszowy
               Charles J. Kaiser, Jr.        Charles A. Wilson, Jr.
               Samuel A. Mumley

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and numbers as said proxies in their discretion may determine.

THE AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF THE NOMINEE.

 For        2.    To consider and act upon a proposal to ratify the
 Against          appointment of S.R. Snodgrass A.C. as independent auditors
 Abstain          for the year ending December 31, 1996.

 For        3.   In accordance with the judgment of the said proxies to vote
 Against         upon such other matters as may be presented for
 Abstain         consideration and action.

DATED   ___________________         ________________________________________

                                    ________________________________________
                                                                 Signature(s)
                                    When signing in a fiduciary capacity,
                                    please give full title.
                                    All joint owners should sign.

Please sign, date and return your Proxy promptly in the enclosed envelope to BELMONT NATIONAL BANK, 154 West Main Street, St. Clairsville, Ohio 43950.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE ITEMS.